Exhibit 99.1

Mannatech Reports Second Quarter Results
 Cost of sales and commission costs continue in line at lower sales levels

(COPPELL, Texas) August 4, 2010 – Mannatech, Incorporated (NASDAQ: MTEX - News), a global pioneer in the development of high-quality health, weight and fitness and skin care solutions based on nutritional science, today reported a net loss of $3.8 million or $0.14 cents per diluted share for the second quarter ending June 30, 2010, compared to a net loss of $5.5 million or $0.21 cents per diluted share for the second quarter of 2009. The company reported an operating loss of $2.1 million for the second quarter 2010 compared to an operating loss of $11.1 million in the second quarter of 2009.  Second quarter EBITDA(1) was a positive $0.2 million compared to a negative $6.6 million EBITDA for the second quarter of 2009.

Second quarter net sales for 2010 were $57.6 million, a decrease of 25.8%, compared to $77.6 million in the second quarter of 2009.  North American sales declined 32.0% to $31.0 million in the second quarter of 2010 compared to $45.6 million in the second quarter of 2009. Second quarter international sales of $26.6 million decreased 16.9% compared to $32.0 million in the second quarter of 2009.

For the six-months ended June 30, 2010 were $118.3 million, down 20.3% from $148.3 million for the same period in 2009.  The company reported a net loss for the six month period of $6.6 million, compared to last year’s six month net loss of $10.3 million.  The loss per share was $0.25, compared to a loss per share of $0.39 for the six months ended June 2009. Sales were considerably higher in the second quarter of 2009 because of the launch of a lower price pack promotion, yet accompanied by higher commission costs.

“Although sales have been sluggish we are implementing the fundamental programs to stabilize the business and reignite growth,” said Dr. Robert Sinnott, Co-CEO and chief science officer of Mannatech.  “Some of these exciting programs include our expanded web presence, our recent partnership with the International Sport Karate Association (ISKA) and the launch of our Give For Real program.  Our strategy is to fully support our independent Associates whether they are driven by the high quality of our products, the passion to help those less fortunate or business building opportunities.”

“We continue to manage our cost of sales, commission costs and operating expenses at efficient levels,” said Stephen Fenstermacher, Co-CEO and chief financial officer.  “Our balance sheet reflects higher cash and cash equivalents compared to year end 2009, lower outstanding payables and we continue to have essentially no long-term debt. In addition, we have increased operating profit from our international operations.  We also remain on track for our launch of operations in Mexico in the first quarter of 2011.”

New independent Associates and Members totaled 22,775 in the second quarter of 2010, compared to 43,953 in the second quarter of 2009. The 2009 recruiting number was high due to the launch of the lower pack cost program. Total independent Associate and Member count based on a 12-month trailing period was approximately 450,000 as of June 30, 2010 as compared to 532,000 as of June 30, 2009.

Conference Call
Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, August 5, 2010 at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time.  Investors may listen to the call by accessing Mannatech’s website at http://us.mannatech.com/investorrelations.html.

_________________________

(1) To supplement Mannatech’s consolidated financial statements presented in accordance with the generally accepted accounting principles (“GAAP”), in this press release Mannatech uses the non-GAAP financial measure of EBITDA (defined by the company as earnings before interest, taxes, depreciation and amortization).  This measure is not in accordance with, or an alternative to, GAAP.  Mannatech’s management reviews this non-GAAP measure internally to evaluate its performance and manage its operations.  Mannatech believes that the inclusion of EBITDA results provides investors useful and important information regarding Mannatech’s operating results.

The following is a tabular presentation of the non-GAAP financial measure EBITDA, including a reconciliation to GAAP net income (loss), which Mannatech believes to be the most directly comparable GAAP financial measure.

Three months ended June 30, 2010 and 2009:
(amounts in thousands)

	2010	2009
Net loss	$(3,815)	$(5,537)
Interest (income) expense	(10)	(69)
Provision (benefit) for income taxes	981	(4,071)
Depreciation and amortization	3,002	3,126
EBITDA	$158	$(6,551)

Six months ended June 30, 2010 and 2009:
(amounts in thousands)

	2010	2009
Net loss	$(6,596)	$(10,312)
Interest (income) expense	19	(143)
Provision (benefit) for income taxes	981	(6,319)
Depreciation and amortization	5,919	6,272
EBITDA	$323	$(10,502)

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at www.mannatech.com.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care solutions that are based on the solid foundation of nutritional science and development standards. These proprietary products are available through independent sales Associates around the globe including the United States, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, the United Kingdom, Japan, Taiwan, Singapore and the Republic of Korea. For more information, visit www.AllAboutMannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend”, “believe”, “expect” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s ability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:
Gary Spinell
Senior Vice President Finance & Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

Net Sales in Dollars and as a Percentage of Consolidated Net Sales – (Unaudited)

	Three months ended June 30,
Country	2010		2009
	(in millions, except percentages)
United States	$26.0	45.1%	$39.2	50.4%
Japan	8.2	14.2%	10.6	13.7%
Republic of Korea	5.7	9.9%	6.8	8.9%
Canada	5.0	8.7%	6.4	8.2%
Australia	4.8	8.3%	5.8	7.5%
South Africa	2.9	5.0%	3.3	4.3%
Taiwan	1.4	2.4%	1.8	2.3%
New Zealand	0.9	1.7%	1.2	1.5%
Germany	0.6	1.0%	0.9	1.2%
United Kingdom	0.6	1.0%	0.8	1.0%
Denmark	0.1	0.2%	0.5	0.6%
Singapore	0.4	0.7%	0.3	0.4%
Austria(1)	0.3	0.5%	—	—
Norway(1)	0.4	0.7%	—	—
The Netherlands(1)	0.2	0.4%	—	—
Sweden(1)	0.1	0.2%	—	—
Totals	$57.6	100%	$77.6	100%

                    _________________________

                        (1) Austria, the Netherlands, Norway, and Sweden began operations in September 2009.

	Six months ended June 30,
Country	2010		2009
	(in millions, except percentages)
United States	$53.8	45.5%	$75.7	50.9%
Japan	16.9	14.3%	21.5	14.5%
Republic of Korea	11.1	9.4%	12.3	8.3%
Canada	9.4	7.9%	11.7	7.9%
Australia	10.1	8.5%	11.0	7.4%
South Africa	6.1	5.2%	5.6	3.8%
Taiwan	3.6	3.0%	3.4	2.3%
New Zealand	1.8	1.5%	2.2	1.5%
Germany	1.2	1.0%	1.7	1.2%
United Kingdom	1.2	1.0%	1.6	1.1%
Denmark	0.3	0.3%	1.0	0.7%
Singapore	1.0	0.8%	0.6	0.4%
Austria(1)	0.6	0.5%	—	—
Norway(1)	0.7	0.6%	—	—
The Netherlands(1)	0.3	0.3%	—	—
Sweden(1)	0.2	0.2%	—	—
Totals	$118.3	100%	$148.3	100%

                     _________________________

                         (1) Austria, the Netherlands, Norway, and Sweden began operations in September 2009.

The number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended June 30, 2010 and 2009 were as follows.

	2010		2009
New	108,000	24.0%	144,000	27.0%
Continuing	342,000	76.0%	388,000	73.0%
Total	450,000	100%	532,000	100%

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (Unaudited)
(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Net sales	$57,606	$77,644	$118,271	$148,345
Cost of sales	8,091	12,290	16,716	24,021
Commissions and incentives	24,509	46,419	51,508	80,145
	32,600	58,709	68,224	104,166
Gross profit	25,006	18,935	50,047	44,179

Operating expenses:
Selling and administrative	15,297	17,440	31,768	35,655
Depreciation and amortization	3,002	3,126	5,919	6,272
Other operating costs	8,836	9,427	17,381	18,989
Total operating expenses	27,135	29,993	55,068	60,916

Loss from operations	(2,129)	(11,058)	(5,021)	(16,737)
Interest income (expense)	10	69	(19)	143
Other income (expense), net	(715)	1,381	(575)	(37)
Loss before income taxes	(2,834)	(9,608)	(5,615)	(16,631)

(Provision) benefit for income taxes	(981)	4,071	(981)	6,319
Net loss	$(3,815)	$(5,537)	$(6,596)	$(10,312)

Net loss per share:
Basic	$(0.14)	$(0.21)	$(0.25)	$(0.39)
Diluted	$(0.14)	$(0.21)	$(0.25)	$(0.39)

Weighted-average common shares outstanding:
Basic	26,490	26,461	26,486	26,461
Diluted	26,490	26,461	26,486	26,461

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2010	December 31, 2009
ASSETS	(unaudited)
Cash and cash equivalents	$20,556	$17,367
Restricted cash	1,274	1,288
Accounts receivable, net of allowance of $21 and $17 in 2010 and 2009, respectively	105	664
Income tax receivable	661	8,075
Inventories, net	28,135	31,290
Prepaid expenses and other current assets	3,917	3,139
Deferred tax assets	3,113	2,662
Total current assets	57,761	64,485
Property and equipment, net	22,251	27,144
Construction in progress	385	317
Long-term restricted cash	5,731	7,201
Other assets	2,650	2,503
Long-term deferred tax assets	578	652
Total assets	$89,356	$102,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$1,066	$847
Accounts payable	6,359	11,319
Accrued expenses	13,549	14,231
Commissions and incentives payable	8,258	10,624
Taxes payable	4,069	2,577
Current deferred tax liability	423	274
Deferred revenue	2,365	2,807
Total current liabilities	36,089	42,679
Capital leases, excluding current portion	839	1,068
Long-term deferred tax liabilities	2,423	3,923
Other long-term liabilities	5,061	3,348
Total liabilities	44,412	51,018

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,697,560 shares issued and 26,490,466 shares outstanding in 2010 and 27,687,882 shares issued and 26,480,788 shares outstanding in 2009	3	3
Additional paid-in capital	41,861	41,442
Retained earnings	19,147	25,743
Accumulated other comprehensive loss	(1,276)	(1,113)
Less treasury stock, at cost, 1,207,094 shares in 2010 and 2009	(14,791)	(14,791)
Total shareholders’ equity	44,944	51,284
Total liabilities and shareholders’ equity	$89,356	$102,302